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EXHIBIT 5.1

                  John W. Kapples               Raytheon Company
                  Vice President and Secretary  Office of the General Counsel
                  781.860.2103 direct dial      141 Spring Street
                  781.860.3899 fax              Lexington, MA  02421
                  john_w_kapples@raytheon.com




June 27, 2001

Raytheon Company
141 Spring Street
Lexington, Massachusetts  02421

Re: Registration Statement on Form S-8 under the Securities Act of 1933, as amended

Ladies and Gentlemen:

         I am Vice President and Assistant General Counsel to Raytheon Company, a Delaware corporation (the "Company"), and as such, I, and other attorneys in this office, have participated with the Company in the preparation for filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") covering 28,000,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share, which Shares will be issued pursuant to the terms of the Raytheon 2001 Stock Plan (the "Plan"). In connection with filing the Registration Statement, the rules and regulations of the Commission require my opinion, in my capacity as Vice President and Assistant General Counsel of the Company, on the matters set forth below.

         In rendering this opinion, I, and other attorneys in this office, have examined and relied upon originals or copies, certified or otherwise, of all such corporate records, documents, agreements or other instruments of the Company, and have made such investigation of law and have discussed with the officers of the Company such questions of fact as we have deemed necessary or appropriate. In rendering this opinion, I have relied upon certificates and statements of officers and directors of the Company as to factual matters, and have assumed the authenticity of all documents submitted as copies.

         This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

         Based upon and subject to the foregoing, I am of the opinion that the Shares will be, upon issuance thereof pursuant to the terms of the Plan, legally issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                  /s/ John W. Kapples
                                      John W. Kapples